Exhibit 99.1

Air Lease Corporation Announces Fiscal Year & Fourth Quarter 2019 Results

Los Angeles, California, February 14, 2020 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the year and three months ended December 31, 2019.

•    Revenues:

◦     $549 million for the three months ended December 31, 2019, an increase of 21.9%

◦     $2.0 billion for the full year 2019, an increase of 20.1%

•    Diluted earnings per share:

◦     $1.42 for the three months ended December 31, 2019, an increase of 14.5%

◦     $5.09 for the full year 2019, an increase of 10.7%

•    Adjusted diluted earnings per share before income taxes:

◦     $1.92 for the three months ended December 31, 2019, an increase of 16.4%

◦     $6.91 for the full year 2019, an increase of 11.5%

•    Margin:

◦     Pre-tax profit margin of 36.5% for the full year 2019

◦     Adjusted pre-tax profit margin of 38.7% for the full year 2019

•    Return on common equity:

◦     Pre-tax return on common equity of 14.2% for the full year 2019

◦     Adjusted pre-tax return on common equity of 15.4% for the full year 2019

Highlights

•

Since our inception in 2010, we have built a leasing platform in size and scale exceeding $50 billion, consisting of approximately $22 billion in assets, $27 billion in aircraft orders and $3 billion in managed aircraft.

•

During the fourth quarter of 2019, we took delivery of 11 aircraft from our order book and purchased one aircraft from the secondary market, representing $825 million in aircraft investments.  As of December 31, 2019, we owned 292 aircraft in our operating lease portfolio, with a net book value of $18.7 billion, a weighted average age of 3.5 years and a weighted average lease term remaining of 7.2 years.

•

Finalized agreements to purchase an additional 102 aircraft comprised of 25 Airbus A321neo aircraft, 27 Airbus A321neo XLR and 50 Airbus A220 aircraft, with a purchase option for an additional 25 Airbus A220 aircraft.

•	Entered into 145 leases, lease extensions and letters of intent in 2019, ending the year with a customer base of 106 airlines in 59 countries.
•	To date, we placed 89% of our contracted order book positions on long-term leases for aircraft delivering through 2021 and 79% through 2022.
•

Ended the year with $29.1 billion in committed minimum future rental payments consisting of $14.1 billion in contracted minimum rental payments on the aircraft in our existing fleet and $15.0 billion in minimum future rental payments related to aircraft on order.

•	Issued approximately $3.2 billion of senior unsecured medium-term notes in 2019 and ended the year with total liquidity of $6.3 billion.
•

Declared a quarterly cash dividend of $0.15 per share on our outstanding common stock for the fourth quarter of 2019.  The dividend will be paid on April 8, 2020 to holders of record of our common stock as of March 20, 2020.

“I am extremely proud of Air Lease’s achievements in 2019 – our owned, managed, and on-order fleet now exceeds $50 billion, which is especially significant considering we are celebrating ALC’s tenth anniversary this month.  20% revenue growth, mid-teens ROE, and 37% pre-tax profit margin in 2019 reflect the strength and stability of our business.  I commend the entire ALC team on our first ten years of success, and look forward to our next ten years,” said John L. Plueger, Chief Executive Officer and President.

“Reflecting back to our start in February of 2010, we had no aircraft in our fleet but a clear vision of what we could achieve, and I’m pleased to say we’ve exceeded our expectations.  ALC’s accomplishments represent our long term view of how to manage our company, and provide strong returns to our shareholders, through all conditions and environments, and gives us strong confidence in our future,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes our operating results for the three and twelve months ended December 31, 2019 and 2018 (in thousands, except per share amounts and percentages):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	$ change	% change	2019	2018	$ change	% change
Revenues	$548,556	$449,981	$98,575	21.9%	$2,016,904	$1,679,702	$337,202	20.1%
Income before taxes	$206,417	$172,028	$34,389	20.0%	$735,685	$640,138	$95,547	14.9%
Net income available to common stockholders	$161,092	$138,399	$22,693	16.4%	$575,163	$510,835	$64,328	12.6%
Adjusted net income before income taxes(1)	$218,747	$184,816	$33,931	18.4%	$781,163	$690,322	$90,841	13.2%
Diluted earnings per share	$1.42	$1.24	$0.18	14.5%	$5.09	$4.60	$0.49	10.7%
Adjusted diluted earnings per share before income taxes(1)	$1.92	$1.65	$0.27	16.4%	$6.91	$6.20	$0.71	11.5%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted earnings per share before income taxes and a reconciliation to their most comparable GAAP financial measures.

Flight Equipment Portfolio

Our owned fleet grew by 19.1% to a net book value of $18.7 billion as of December 31, 2019 compared to $15.7 billion as of December 31, 2018.  As of December 31, 2019, our fleet was comprised of 292 owned aircraft in our operating lease portfolio, with a weighted-average age and remaining lease term of 3.5 years and 7.2 years, respectively, and 83 managed aircraft.  We have a globally diversified customer base of 106 airlines in 59 countries.

During the quarter ended December 31, 2019, we took delivery of 11 new aircraft and purchased one aircraft from the secondary market, sold 19 aircraft and transferred eight aircraft to flight equipment held for sale which is included in Other assets on the Consolidated Balance Sheet.

The following table summarizes the key portfolio metrics of our fleet as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Aggregate fleet net book value	$18.7 billion	$15.7 billion
Weighted-average fleet age(1)	3.5 years	3.8 years
Weighted-average remaining lease term(1)	7.2 years	6.8 years

Owned fleet(2)	292	275
Managed fleet(2)	83	61
Aircraft on order	413	372
Aircraft purchase options(3)	70	50
Total	858	758

Current fleet contracted rentals	$14.1 billion	$11.8 billion
Committed fleet rentals	$15.0 billion	$13.9 billion
Total committed rentals	$29.1 billion	$25.7 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value of our operating lease portfolio.
(2)

As of December 31, 2019, we transferred eight aircraft to flight equipment held for sale which is included in Other assets on the Consolidated Balance Sheet.  All of these aircraft are excluded from the owned fleet count and included in our managed fleet count.

(3)

As of December 31, 2019, we had options to acquire up to 45 Boeing 737-8 MAX aircraft and up to 25 Airbus A220 aircraft. As of December 31, 2018, we had options to acquire up to five Airbus A350-1000 aircraft and 45 Boeing 737-8 MAX aircraft.

The following table details the region concentration of our flight equipment subject to operating leases:

	December 31, 2019	December 31, 2018
Region	% of Net Book Value	% of Net Book Value(1)
Europe	29.0%	29.9%
Asia (excluding China)	26.7%	24.5%
China	15.7%	17.0%
The Middle East and Africa	12.0%	12.4%
Central America, South America, and Mexico	6.0%	6.9%
U.S. and Canada	5.3%	4.8%
Pacific, Australia, and New Zealand	5.3%	4.5%
Total	100.0%	100.0%

(1)	As of December 31, 2018, we had six aircraft held for sale included in the calculations in the table above.

The following table details the composition of our flight equipment subject to operating leases by aircraft type:

	December 31, 2019		December 31, 2018
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft(1)	% of Total
Airbus A319-100	1	0.3%	1	0.4%
Airbus A320-200	21	7.2%	35	12.7%
Airbus A320-200neo	13	4.5%	6	2.2%
Airbus A321-200	28	9.6%	34	12.4%
Airbus A321-200neo	35	12.0%	14	5.1%
Airbus A330-200	12	4.1%	15	5.4%
Airbus A330-300	7	2.4%	5	1.8%
Airbus A330-900neo	7	2.4%	1	0.4%
Airbus A350-900	10	3.4%	6	2.2%
Boeing 737-700	4	1.4%	4	1.4%
Boeing 737-800	85	29.1%	98	35.6%
Boeing 737-8 MAX	15	5.1%	14	5.1%
Boeing 767-300ER	1	0.3%	1	0.4%
Boeing 777-200ER	1	0.3%	1	0.4%
Boeing 777-300ER	24	8.2%	24	8.7%
Boeing 787-9	23	8.0%	15	5.4%
Boeing 787-10	4	1.4%	—	0.0%
Embraer E190	1	0.3%	1	0.4%
Total	292	100.0%	275	100.0%

(1)	As of December 31, 2018, we had six aircraft held for sale included in the table above.

Debt Financing Activities

We ended the fourth quarter of 2019 with total debt financing, net of discounts and issuance costs, of $13.6 billion, resulting in a debt to equity ratio of 2.41:1.

Our debt financing was comprised of unsecured debt of $13.3 billion and such unsecured debt represented 96.6% of our debt portfolio as of December 31, 2019 as compared to 96.5% as of December 31, 2018.  Our fixed rate debt represented 88.4% of our debt portfolio as of December 31, 2019 as compared to 86.4% as of December 31, 2018.  Our composite cost of funds decreased to 3.34% as of December 31, 2019 as compared to 3.46% as of December 31, 2018.

In December 2019, the Company issued Canadian dollar ("C$") denominated debt of C$400.0 million in aggregate principal amount of 2.625% notes due 2024. The Company effectively hedged its foreign currency exposure on this transaction through a cross-currency swap that converts the borrowing rate to a fixed 2.535% U.S. dollar denominated rate.

Our debt financing was comprised of the following at December 31, 2019 and December 31, 2018 (in thousands, except percentages):

	December 31, 2019	December 31, 2018
Unsecured
Senior notes	$12,357,811	$10,043,445
Term financings	883,050	607,340
Revolving credit facilities	20,000	602,000
Total unsecured debt financing	13,260,861	11,252,785
Secured
Term financings	428,824	371,203
Export credit financing	31,610	38,265
Total secured debt financing	460,434	409,468

Total debt financing	13,721,295	11,662,253
Less: Debt discounts and issuance costs	(142,429)	(123,348)
Debt financing, net of discounts and issuance costs	$13,578,866	$11,538,905
Selected interest rates and ratios:
Composite interest rate(1)	3.34%	3.46%
Composite interest rate on fixed rate debt(1)	3.39%	3.42%
Percentage of total debt at fixed rate	88.40%	86.41%

(1)	This rate does not include the effect of upfront fees, facility fees, undrawn fees or amortization of debt discounts and issuance costs.

Conference Call

In connection with this earnings release, Air Lease Corporation will host a conference call on February 14, 2020 at 4:30 PM Eastern Time to discuss the Company's financial results for the fourth quarter and year end 2019.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 5634829.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on February 14, 2020 until 7:30 PM ET on February 21, 2020. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 5634829.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. ALC routinely posts information that may be important to investors in the “Investors” section of ALC’s website at www.airleasecorp.com. Investors and potential investors are encouraged to consult the ALC website regularly for important information about ALC. The information contained on, or that may be accessed through, ALC’s website is not incorporated by reference into, and is not a part of, this press release.

Contact

Investors:

Mary Liz DePalma

Assistant Vice President, Investor Relations

Email: investors@airleasecorp.com

Jason Arnold

Assistant Vice President, Finance

Email: investors@airleasecorp.com

Media:

Laura Woeste

Senior Manager, Media and Investor Relations

Email: press@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms or to predict the timing of such sales;
•	impaired financial condition and liquidity of our lessees;
•	changes in overall demand for commercial aircraft leasing and aircraft management services;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment, including tariffs and other restrictions on trade;
•	our inability to effectively oversee our managed fleet;
•

the failure of any manufacturer to meet its contractual aircraft delivery obligations to us, including or as a result of technical or other difficulties with aircraft before or after delivery, resulting in our inability to deliver the aircraft to our lessees; and

•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$317,488	$300,127
Restricted cash	20,573	22,871
Flight equipment subject to operating leases	21,286,154	17,985,324
Less accumulated depreciation	(2,581,817)	(2,278,214)
	18,704,337	15,707,110
Deposits on flight equipment purchases	1,564,188	1,809,260
Other assets	1,102,569	642,440
Total assets	$21,709,155	$18,481,808
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$516,497	$382,132
Debt financing, net of discounts and issuance costs	13,578,866	11,538,905
Security deposits and maintenance reserves on flight equipment leases	1,097,061	990,578
Rentals received in advance	143,692	119,526
Deferred tax liability	749,495	643,767
Total liabilities	$16,085,611	$13,674,908
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 10,000,000 shares of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (aggregate liquidation preference of $250,000) issued and outstanding at December 31, 2019 and no shares issued or outstanding at December 31, 2018	100	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 113,350,267 and 110,949,850 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1,134	1,110
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,777,601	2,474,238
Retained earnings	2,846,106	2,331,552
Accumulated other comprehensive loss	$(1,397)	$—
Total shareholders’ equity	$5,623,544	$4,806,900
Total liabilities and shareholders’ equity	$21,709,155	$18,481,808

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenues
Rental of flight equipment	$504,391	$437,096	$1,916,869	$1,631,200
Aircraft sales, trading and other	44,165	12,885	100,035	48,502
Total revenues	548,556	449,981	2,016,904	1,679,702

Expenses
Interest	106,639	85,442	397,320	310,026
Amortization of debt discounts and issuance costs	10,361	8,475	36,691	32,706
Interest expense	117,000	93,917	434,011	342,732

Depreciation of flight equipment	187,862	153,548	702,810	581,985
Selling, general and administrative	31,465	26,175	123,653	97,369
Stock-based compensation	5,812	4,313	20,745	17,478
Total expenses	342,139	277,953	1,281,219	1,039,564

Income before taxes	206,417	172,028	735,685	640,138
Income tax expense	(41,482)	(33,629)	(148,564)	(129,303)
Net income	164,935	138,399	587,121	510,835
Preferred stock dividends	(3,843)	—	(11,958)	—
Net income available to common stockholders	$161,092	$138,399	$575,163	$510,835

Net income per share of common stock:
Basic	$1.43	$1.29	$5.14	$4.88
Diluted	$1.42	$1.24	$5.09	$4.60
Weighted-average shares of common stock outstanding
Basic	113,033,348	107,017,743	111,895,433	104,716,301
Diluted	113,728,058	112,325,696	113,086,323	112,363,331

Other financial data
Pre-tax profit margin	37.6%	38.2%	36.5%	38.1%
Adjusted net income before income taxes(1)	$218,747	$184,816	$781,163	$690,322
Adjusted pre-tax profit margin(1)	39.9%	41.1%	38.7%	41.1%
Adjusted diluted earnings per share before income taxes(1)(2)	$1.92	$1.65	$6.91	$6.20
Pre-tax return on common equity (trailing twelve months)	14.2%	14.3%	14.2%	14.3%
Adjusted pre-tax return on common equity (trailing twelve months)(1)	15.4%	15.5%	15.4%	15.5%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

(1)

Adjusted net income before income taxes (defined as net income available to common stockholders excluding the effects of certain non-cash items, one-time or non-recurring items, that are not expected to continue in the future and certain other items), adjusted pre-tax profit margin (defined as adjusted net income before income taxes divided by total revenues), adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes plus assumed conversions divided by the weighted average diluted common shares outstanding) and adjusted pre-tax return on common equity (defined as adjusted net income before income taxes divided by average common shareholders’ equity) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income available to common stockholders, pre-tax profit margin, earnings per share, diluted earnings per share and pre-tax return on common equity, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted pre-tax profit margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted pre-tax profit margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity to assess our consolidated financial and operating performance. Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted pre-tax profit margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted pre-tax profit margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity do not reflect our cash expenditures or changes in our cash requirements for our working capital needs. In addition, our calculation of adjusted net income before income taxes, adjusted pre-tax profit margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity may differ from the adjusted net income before income taxes, adjusted pre-tax profit margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity, or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income available to common stockholders to adjusted net income before income taxes and adjusted pre-tax profit margin (in thousands, except percentages):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Reconciliation of net income available to common stockholders to adjusted net income before income taxes and adjusted pre-tax profit margin:
Net income available to common stockholders	$161,092	$138,399	$575,163	$510,835
Amortization of debt discounts and issuance costs	10,361	8,475	36,691	32,706
Stock-based compensation	5,812	4,313	20,745	17,478
Provision for income taxes	41,482	33,629	148,564	129,303
Adjusted net income before income taxes	$218,747	$184,816	$781,163	$690,322

Total revenues	$548,556	$449,981	$2,016,904	$1,679,702
Adjusted pre-tax profit margin	39.9%	41.1%	38.7%	41.1%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

The following table shows the reconciliation of net income available to common stockholders to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Reconciliation of net income available to common stockholders to adjusted diluted earnings per share before income taxes:
Net income available to common stockholders	$161,092	$138,399	$575,163	$510,835
Amortization of debt discounts and issuance costs	10,361	8,475	36,691	32,706
Stock-based compensation	5,812	4,313	20,745	17,478
Provision for income taxes	41,482	33,629	148,564	129,303
Adjusted net income before income taxes	$218,747	$184,816	$781,163	$690,322
Assumed conversion of convertible senior notes	—	914	—	6,219
Adjusted net income before income taxes plus assumed conversions	$218,747	$185,730	$781,163	$696,541
Weighted-average diluted shares of common stock outstanding	113,728,058	112,325,696	113,086,323	112,363,331
Adjusted diluted earnings per share before income taxes	$1.92	$1.65	$6.91	$6.20

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts and percentages)

The following table shows the reconciliation of net income available to common stockholders to adjusted pre-tax return on common equity (in thousands, except percentages):

	Twelve Months December 31,
	2019	2018
	(unaudited)
Reconciliation of net income available to common stockholders to adjusted pre-tax return on common equity:
Net income available to common stockholders	$575,163	$510,835
Amortization of debt discounts and issuance costs	36,691	32,706
Stock-based compensation	20,745	17,478
Provision for income taxes	148,564	129,303
Adjusted net income before income taxes	$781,163	$690,322

Common shareholders' equity as of the beginning of the period	$4,806,900	$4,127,442
Common shareholders' equity as of the end of the period	$5,373,544	$4,806,900
Average common shareholders' equity	$5,090,222	$4,467,171

Adjusted pre-tax return on common equity	15.4%	15.5%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2019	2018
	(unaudited)
Operating Activities
Net income	$587,121	$510,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	702,810	581,985
Stock-based compensation	20,745	17,478
Deferred taxes	92,049	129,303
Amortization of prepaid lease costs	32,849	24,579
Amortization of discounts and debt issuance costs	36,691	32,706
Gain on aircraft sales, trading and other activity	(81,994)	(34,442)
Changes in operating assets and liabilities:
Other assets	(161,302)	(74,223)
Accrued interest and other payables	139,337	51,175
Rentals received in advance	24,166	14,705
Net cash provided by operating activities	1,392,472	1,254,101
Investing Activities
Acquisition of flight equipment under operating lease	(3,663,605)	(2,512,582)
Payments for deposits on flight equipment purchases	(884,459)	(976,101)
Proceeds from aircraft sales, trading and other activity	995,345	391,372
Acquisition of aircraft furnishings, equipment and other assets	(291,258)	(287,509)
Net cash used in investing activities	(3,843,977)	(3,384,820)
Financing Activities
Issuance of common stock upon exercise of options and warrants	44,885	4,826
Issuance of preferred stock	242,130	—
Cash dividends paid on Class A common stock	(58,026)	(41,563)
Preferred dividends paid	(11,958)	—
Tax withholdings on stock-based compensation	(4,272)	(7,548)
Net change in unsecured revolving facilities	(582,000)	(245,000)
Proceeds from debt financings	3,567,728	3,533,885
Payments in reduction of debt financings	(978,369)	(1,270,505)
Debt issuance costs	(11,280)	(11,475)
Security deposits and maintenance reserve receipts	310,220	242,524
Security deposits and maintenance reserve disbursements	(52,490)	(59,709)
Net cash provided by financing activities	2,466,568	2,145,435
Net increase in cash	15,063	14,716
Cash, cash equivalents and restricted cash at beginning of period	322,998	308,282
Cash, cash equivalents and restricted cash at end of period	$338,061	$322,998
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $59,358 and $52,817 at December 31, 2019 and 2018, respectively	$442,132	$332,426
Cash paid for income taxes	$16,657	$4,264
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$1,399,136	$912,075
Cash dividends declared, not yet paid	$17,003	$14,421